EXHIBIT 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of PSEG Energy Holdings Inc. of our report dated March 3, 2000 relating to the financial statements of GWF Power Systems, L.P., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

San Francisco, California                         /s/ PricewaterhouseCoopers LLP
July 10, 2000